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                                                                    Exhibit 23.1

The Board of Directors
V.I. Technologies, Inc.:

We consent to the use of our report dated January 15, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG LLP
                                       KPMG LLP

Melville, New York
November 10, 1999